EXHIBIT 23.1

                             Consent of Independent
                          Certified Public Accountants





Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99639, 333-86896, 333-73994 and 333-109354)of
Provectus Pharmaceuticals, Inc. of our report dated March 12, 2004, relating to the consolidated financial statements, which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Seidman, LLP


BDO Seidman, LLP
Chicago, Illinois

March 29, 2004